UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 7, 2015
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 University Avenue, Suite 600, East Palo Alto, CA		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 7, 2015, Finjan, Inc. (“Finjan”), a wholly-owned subsidiary of Finjan Holdings, Inc. (the “Company”), entered into a Confidential Asset Purchase and Patent License Agreement (the “Agreement”), effective as of April 7, 2015 (the “Effective Date”), with F-Secure Corporation, a company incorporated in Finland (“F-Secure”).  The Agreement provides for F-Secure to pay Finjan the sum of $1,000,000 in cash, of which $700,000 is payable on or before April 20, 2015 and $300,000 is payable on or before March 31, 2016.  The Agreement also provides for the assignment by F-Secure to Finjan of two patents, U.S. Patent Nos. 8,474,048 and 7,769,991, including among other things, all progeny applications or patents, foreign counterparts and reissues (the “F-Secure Patents”).  In exchange for the foregoing and other valuable consideration, Finjan agreed to, subject to certain restrictions, limits and other conditions, grant F-Secure a worldwide, fully-paid up, nonexclusive field of use license to Finjan patents owned as of the Effective Date or acquired by Finjan or its affiliates within two years from the Effective Date, as well as to the F-Secure Patents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: April 8, 2015	By:	/s/ Philip Hartstein
Name: Philip Hartstein
Title: President & Chief Executive Officer